NEWS	Fonar Corporation
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR ANNOUNCES FINANCIAL RESULTS FOR FISCAL 2023 3RD QUARTER AND NINE-MONTH PERIOD

·	Total MRI scan volume at the HMCA-managed sites increased 7% to 49,451 scans for the quarter ended March 31, 2023 versus the corresponding quarter one year earlier. For the nine-month period ended March 31, 2023, 139,339 scans were performed as compared to 140,650 for the corresponding nine-month period one year ago.
·	Net Income increased 37% to $4.5 million for the quarter ended March 31, 2023 and decreased 27% to $9.9 million for the nine-month period ended March 31, 2023.
·	Diluted Net Income Per Common Share Available to Common Stockholders increased 72% to $0.55 for the third fiscal quarter ended March 31, 2023 and decreased 19% to $1.16 for the nine-month period ended March 31, 2023.
·	Total Revenues-Net increased 3% to $25.4 million for the quarter ended March 31, 2023 as compared to the corresponding quarter one year ago. Total Revenues-Net were $72.9 million for the nine-month period ended March 31, 2023, approximately the same as the corresponding nine-month period one year ago.
·	Total Cash, Cash Equivalents and Short Term Investments increased 2% to $49.7 million at March 31, 2023 as compared to $48.8 million at June 30, 2022.
·	Net Book Value per Common Share increased 6% to $22.79 at March 31, 2023 as compared to $21.59 at March 31, 2022, one year ago.

MELVILLE, NEW YORK, May 15, 2023 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for the 3rd fiscal 2023 quarter and nine-month period ended March 31, 2023. FONAR’s primary source of income and growth is attributable to its diagnostic imaging management subsidiary, Health Management Company of America (HMCA). In 2009, HMCA managed 9 MRI scanners. Currently, HMCA manages 41 MRI scanners.

Operating Results

Total Revenues-Net for the third fiscal quarter ended March 31, 2023 increased 3% to $25.4 million as compared to $24.6 million for the third fiscal quarter ended March 31, 2022. Total Revenues-Net for the nine-month period ended March 31, 2023 was $72.9 million as compared to $72.8 million for the nine-month period ended March 31, 2022.

Income From Operations for the third fiscal quarter ended March 31, 2023 decreased 26% to $4.2 million as compared to $5.6 million for the third fiscal quarter ended March 31, 2022. Income From Operations for the nine-month period ended March 31, 2023 decreased 31% to $12.3 million as compared to $17.9 million for the nine-month period ended March 31, 2022.

Net Income for the third fiscal quarter ended March 31, 2023 decreased 37% to $4.5 million as compared to $3.3 million for the quarter ended March 31, 2022. Net Income for the nine-month period ended March 31, 2023 decreased 27% to $9.9 million as compared to $13.6 million for the nine-month period ended March 31, 2022.

Diluted Net Income Per Common Share Available to Common Stockholders increased 72% to $0.55 for the third fiscal quarter ended March 31, 2023 as compared to $0.32 for the third fiscal quarter ended March 31, 2022. Diluted Net Income Per Common Share Available to Common Stockholders for the nine-month period ended March 31, 2023 decreased 19% to $1.16 as compared to $1.43 for the nine-month period ended March 31, 2022.

Total Costs and Expenses were $21.3 million for the third fiscal quarter ended March 31, 2023 and were $18.9 million for the third fiscal quarter ended March 31, 2022. Total Costs and Expenses for the nine-month period ended March 31, 2023 were $60.6 million and for the nine-month period ended March 31, 2022 were $54.9 million.

Balance Sheet Items

Total Cash and Cash Equivalents and Short Term Investments at March 31, 2023 were $49.7 million as compared to the $48.8 million at June 30, 2022.

Total Assets at March 31, 2023 and June 30, 2022 were $199.3 million.

Total Liabilities at March 31, 2023 were $48.7 million as compared to $53.1 million at June 30, 2022.

The ratio of Total Assets / Total Liabilities increased 9% to 4.1 at March 31, 2023 as compared to 3.8 at June 30, 2022.

Total Current Assets at March 31, 2023 were $122.0 million as compared to $118.7 million at June 30, 2022.

Total Current Liabilities at March 31, 2023 were $13.9 million as compared to $16.7 million at June 30, 2022.

Total Stockholders Equity at March 31, 2023 was $150.6 million as compared to $146.2 million at June 30, 2022.

The Current Ratio (Current Assets / Current Liabilities) increased 24% to 8.8 as compared to 7.1 at June 30, 2022.

Working Capital increased 6% to $108.1 million at March 31, 2023 as compared to $101.9 million at June 30, 2022.

Net Book Value per Common Share increased 6% to $22.79 at March 31, 2023 as compared to $21.59 at March 31, 2022, one year ago.

Cash Flow Statement Item

Net Cash Provided by Operating Activities was $10.1 million for the nine-month periods ended March 31, 2023 and March 31, 2022.

Management Discussion

Timothy Damadian, Chairman, President and CEO of FONAR, said: “Scan volume at HMCA-managed sites for the nine-month period ending on March 31, 2023 was 139,339, which was down 1% in comparison to 140,650 scans in the corresponding period of the previous year. This was largely due to initial and then lingering COVID-related staffing shortages felt throughout the healthcare industry. In our case, the shortage has been especially acute among MRI technologists.”

“Thanks to innovative recruitment efforts, I’m pleased to report that we have been successful in filling many of the technologist vacancies, enabling most sites to return to their usual business hours, which is clearly reflected in the third quarter: Scan volume for the 3-month period ending on March 31, 2023 was 49,451, setting a new record number for the number of scans completed in any 3-month period in the history of the Company. The third quarter scan volume was 8.9% higher than that of the previous quarter (45,412) and 7.1% higher than the scan volume of the corresponding period of the previous fiscal year (46,190).”

Mr. Damadian continued, “The COVID pandemic was certainly the most destructive business disruption in HMCA’s history. We felt the worst of it in the last quarter of Fiscal 2020 and have been dealing with it ever since. So we are grateful that in spite of the pandemic, the Company has been able to maintain positive trends in both revenue and profit. SG&A and net income continue to be affected by management fee reserves, as well as tax adjustments resulting from a very detailed analysis of FONAR’s tax loss carry-forwards.”

“I would also like to report that pursuant to our September 13, 2022 announcement of a FONAR stock repurchase plan of up to $9 million, we have to date repurchased 79,540 shares at a cost of approximately $1.35 million.”

“As of March 31, 2023, HMCA was managing 41 MRI scanners, 24 in New York and 17 in Florida. In the fourth quarter of Fiscal 2023, we expect to be managing a brand new facility in the southern part of the Bronx, New York, which will be an ideal extension of the existing site located in the central part of that borough.”

“I am grateful to our management team and all the HMCA employees who have been working diligently to get our COVID-impaired sites back on track, planning, preparing and working towards growth, and keeping the Company profitable.”

About FONAR

FONAR, the Inventor of MR Scanning™, is located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI Company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down and ”weightless-only” scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR's primary source of income and growth is attributable to its wholly-owned diagnostic imaging management subsidiary, Health Management Company of America (HMCA) www.hmca.com.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT®, STAND-UP® and Open Sky MRI® are registered trademarks and Multi-Position™, Upright Radiology™, The Inventor of MR Scanning™, The Proof is in the Picture™, True Flow™, pMRI™, Full Range of Motion™, Spondylography™, Dynamic™, Spondylometry™, FONAR 3600™, CSP™, and Landscape™ are trademarks of Fonar Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	March 31, 2023	June 30, 2022
Current Assets:
Cash and cash equivalents	$49,640	$48,723
Short term investments	32	32
Accounts receivable – net	3,720	4,336
Accounts receivable - related party	30	—
Medical receivable – net	20,460	20,109
Management and other fees receivable – net	35,201	33,419
Management and other fees receivable – related medical practices – net	9,088	8,603
Inventories	2,661	2,360
Prepaid expenses and other current assets	1,166	1,104
Total Current Assets	121,998	118,686

Accounts receivable – long term	1,003	1,872
Deferred income tax asset - net	10,911	12,843
Property and equipment – net	22,775	22,282
Right-of-use Asset – operating lease	33,581	34,232
Right-of-use Asset – financing lease	779	928
Goodwill	4,269	4,269
Other intangible assets – net	3,494	3,704
Other assets	526	526
Total Assets	$199,336	$199,342

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31, 2023	June 30, 2022
Current Liabilities:
Current portion of long-term debt	$43	$40
Accounts payable	1,719	1,552
Other current liabilities	3,496	6,417
Unearned revenue on service contracts	3,615	4,289
Unearned revenue on service contracts – related party	28	—
Operating lease liability - current portion	3,981	3,880
Financing lease liability - current portion	217	210
Customer deposits	826	361
Total Current Liabilities	13,925	16,749

Long-Term Liabilities:
Unearned revenue on service contracts	1,015	1,857
Deferred income tax liability	216	216
Due to related medical practices	93	93
Operating lease liability – net of current portion	32,630	33,091
Financing lease liability – net of current portion	657	838
Long-term debt less current portion	126	155
Other liabilities	57	107

Total Long-Term Liabilities	34,794	36,357
Total Liabilities	48,719	53,106

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY (Continued)

STOCKHOLDERS' EQUITY:	March 31, 2023	June 30, 2022
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at March 31, 2023 and June 30, 2022, 313 issued and outstanding at March 31, 2023 and June 30, 2022	$—	$—
Preferred stock $.001 par value; 567 shares authorized at March 31, 2023 and June 30, 2022, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at March 31, 2023 and June 30, 2022, 6,607 and 6,566 issued at March 31, 2023 and June 30, 2022, respectively 6,538 and 6,554 outstanding at March 31, 2023 and June 30, 2022, respectively	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227 shares authorized at March 31, 2023 and June 30, 2022,146 issued and outstanding at March 31, 2023 and June 30, 2022	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at March 31, 2023 and June 30, 2022, 383 issued and outstanding at March 31, 2023 and June 30, 2022	—	—
Paid-in capital in excess of par value	184,130	184,531
Accumulated deficit	(25,428)	(33,567)
Treasury stock, at cost - 69 shares of common stock at March 31, 2023 and 12 shares of common stock at June 30, 2022	(1,522)	(675)
Total Fonar Corporation’s Stockholders’ Equity	157,181	150,290
Noncontrolling interests	(6,564)	(4,054)
Total Stockholders' Equity	150,617	146,236
Total Liabilities and Stockholders' Equity	$199,336	$199,342

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED MARCH 31,
REVENUES	2023	2022
Patient fee revenue – net of contractual allowances and discounts	$8,188	$7,641
Product sales – net	25	135
Service and repair fees – net	1,831	1,876
Service and repair fees - related parties – net	28	28
Management and other fees – net	12,375	11,904
Management and other fees - related medical practices – net	2,975	2,987
Total Revenues – Net	25,422	24,571
COSTS AND EXPENSES
Costs related to patient fee revenue	4,056	3,306
Costs related to product sales	196	53
Costs related to service and repair fees	801	747
Costs related to service and repair fees - related parties	12	11
Costs related to management and other fees	7,157	6,696
Costs related to management and other fees – related medical practices	1,455	1,698
Research and development	435	354
Selling, general and administrative	7,143	6,068
Total Costs and Expenses	21,255	18,933
Income From Operations	4,167	5,638
Other Expense	(6)	—
Interest (Expense) Income	(15)	31
Investment Income	356	58
Income Before Provision for Income Taxes and Noncontrolling Interests	4,502	5,727
Provision for Income Taxes	(17)	(2,465)
Net Income	4,485	3,262
Net Income - Noncontrolling Interests	(625)	(971)
Net Income – Attributable to FONAR	$3,860	$2,291
Net Income Available to Common Stockholders	$3,627	$2,153
Net Income Available to Class A Non-Voting Preferred Stockholders	$174	$103
Net Income Available to Class C Common Stockholders	$59	$35
Basic Net Income Per Common Share Available to Common Stockholders	$0.56	$0.33
Diluted Net Income Per Common Share Available to Common Stockholders	$0.55	$0.32
Basic and Diluted Income Per Share – Class C Common	$0.16	$0.09
Weighted Average Basic Shares Outstanding – Common Stockholders	6,481	6,554
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,609	6,682
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE NINE MONTHS ENDED MARCH 31,
REVENUES	2023	2022
Patient fee revenue – net of contractual allowances and discounts	$21,393	$21,935
Product sales – net	225	481
Service and repair fees – net	5,489	5,720
Service and repair fees - related parties – net	83	83
Management and other fees – net	36,717	35,985
Management and other fees - related medical practices – net	8,962	8,576
Total Revenues – Net	72,869	72,780
COSTS AND EXPENSES
Costs related to patient fee revenue	11,879	9,785
Costs related to product sales	580	352
Costs related to service and repair fees	2,241	2,190
Costs related to service and repair fees - related parties	34	32
Costs related to management and other fees	20,281	20,497
Costs related to management and other fees – related medical practices	4,345	5,024
Research and development	1,126	1,109
Selling, general and administrative	20,074	15,928
Total Costs and Expenses	60,560	54,917
Income From Operations	12,309	17,863
Other (Expense) Income	(203)	858
Interest Expense	(41)	(9)
Investment Income	770	180
Income Before Provision for Income Taxes and Noncontrolling Interests	12,835	18,892
Provision for Income Taxes	(2,889)	(5,311)
Net Income	9,946	13,581
Net Income - Noncontrolling Interests	(1,807)	(3,383)
Net Income – Attributable to FONAR	$8,139	$10,198
Net Income Available to Common Stockholders	$7,647	$9,583
Net Income Available to Class A Non-Voting Preferred Stockholders	$367	$458
Net Income Available to Class C Common Stockholders	$125	$157
Basic Net Income Per Common Share Available to Common Stockholders	$1.18	$1.46
Diluted Net Income Per Common Share Available to Common Stockholders	$1.16	$1.43
Basic and Diluted Income Per Share – Class C Common	$0.33	$0.41
Weighted Average Basic Shares Outstanding – Common Stockholders	6,487	6,554
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,615	6,682
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE NINE MONTHS ENDED MARCH 31,
	2023	2022
Cash Flows from Operating Activities:
Net income	$9,946	$13,581
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,357	3,543
Amortization on right-of-use assets	3,306	2,953
Provision for bad debts	4,441	2,150
Deferred income tax – net	1,931	3,484
Gain on forgiveness of PPP loan	—	(701)
(Increase) decrease in operating assets, net:
Accounts, medical and management fee receivable(s)	(5,604)	(4,950)
Notes receivable	11	32
Contract assets	—	(15)
Inventories	(301)	(705)
Prepaid expenses and other current assets	(73)	112
Other assets	—	132
Increase (decrease) in operating liabilities, net:
Accounts payable	168	(855)
Other current liabilities	(4,409)	(5,480)
Operating lease liabilities	(2,865)	(2,579)
Financing lease liabilities	(175)	(151)
Customer deposits	465	(370)
Contract liabilities	—	(15)
Other liabilities	(49)	(49)
Net cash provided by operating activities	10,149	10,117
Cash Flows from Investing Activities:
Purchases of property and equipment	(3,553)	(3,807)
Purchase of noncontrolling interests	—	(546)
Cost of patents	(87)	(60)
Net cash used in investing activities	(3,640)	(4,413)
Cash Flows from Financing Activities:
Repayment of borrowings and capital lease obligations	(26)	(23)
Purchase of treasury stock	(1,249)	—
Distributions to noncontrolling interests	(4,317)	(4,131)
Net cash used in financing activities	(5,592)	(4,154)
Net Increase in Cash and Cash Equivalents	917	1,550
Cash and Cash Equivalents - Beginning of Period	48,723	44,460
Cash and Cash Equivalents - End of Period	$49,640	$46,010